Exhibit 99.1

Contacts:

Layne Christensen Company	The Equity Group Inc.
David A.B. Brown	Devin Sullivan
President and CEO	Senior Vice President
281-475-2690	212-836-9608
david.brown@layne.com	dsullivan@equityny.com

Jenny Caulk	Thomas Mei
Director of Communications	Associate
281-475-2621	212-836-9614
jenny.caulk@layne.com	tmei@equityny.com

FOR IMMEDIATE RELEASE

LAYNE CHRISTENSEN ANNOUNCES COMPLETION OF DEPARTMENT OF JUSTICE INVESTIGATION

THE WOODLANDS, TX – August 15, 2014 – Layne Christensen Company (Nasdaq: LAYN) (“Layne” or the “Company”) announced today that the United States Department of Justice (“DOJ”) has decided to not file any charges against the Company in connection with the previously disclosed investigation into potential violations of the Foreign Corrupt Practices Act (“FCPA”). The DOJ has notified Layne that it considers the matter closed.

As previously reported by Layne, in connection with updating its FCPA policy, questions were raised internally in September 2010 about, among other things, the legality of certain payments by Layne to agents and other third parties interacting with government officials in certain countries in Africa. The audit committee of the board of directors engaged outside counsel to conduct an internal investigation to review these payments with assistance from outside accounting firms. Layne has been consistent and forthcoming in providing voluntary disclosure to the DOJ and the Securities and Exchange Commission (“SEC”) regarding the results of the investigation, and has cooperated fully with those agencies in connection with their review of the matter. The parallel investigation by the SEC remains open and the Company is actively engaged in settlement discussions with the SEC to resolve this matter.

Layne had previously accrued a reserve of $10.4 million for the settlement of the investigations. Based on the decision by the DOJ, the Company will reduce the accrual related to this investigation by approximately $5.3 million, which will be reflected in Layne’s results of operations for the second fiscal quarter ended July 31, 2014.

David A.B. Brown, President & CEO, commented, “We are very pleased to conclude the DOJ investigation without any charges being brought against Layne and we hope to settle the SEC investigation in the near future. From the very beginning, we have maintained a position of full disclosure and complete cooperation with the authorities and have worked diligently to implement remedial measures to enhance our internal controls and compliance efforts. Based on conversations with the DOJ, we understand that our voluntary disclosure, cooperation and remediation efforts have been recognized and appreciated by the staff of the DOJ and that the resolution of the investigation reflects these matters.”

Layne Christensen was represented in the investigation by the law firm of Stinson Leonard Street LLP, with the assistance of BKD LLP, which provided forensic accounting services. PricewaterhouseCoopers LLP provided advice regarding African tax laws and the enhancement of internal controls.

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the length of time required to hire a successor chief executive officer and chief financial officer and their future performance, the Company’s ability to settle the ongoing investigation by the SEC into the legality, under the FCPA, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment), prevailing prices for various commodities, unanticipated slowdowns in the Company’s major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

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